SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 20, 2005

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File Number)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 20, 2005, the Herman Miller, Inc. Executive Compensation Committee of the Board of Directors (Committee) approved new base salary levels for certain key executives, to be effective on that date. In addition, the Committee approved target bonuses for certain key executives for fiscal year 2006 under the Company's Executive Incentive Cash Bonus Plan.

The table below summarizes these new approval levels for the Company's named executive officers.

Name of Executive	Base Salary	Target Incentive

Elizabeth Nickels	$345,000	60% of base salary
Gary Miller	$275,000	60% of base salary
John Portlock *	£160,000	60% of base salary

* Base salary is shown in British Pounds Sterling

Also on June 20, 2005, the Committee approved the form of restricted stock unit awards to be granted under the Herman Miller, Inc. Long Term Incentive Plan. A copy of this form of Restricted Stock Unit Award is attached to this Form 8K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

99.1 Form of Restricted Stock Unit Award

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 24, 2005	HERMAN MILLER, INC. (Registrant) By: /s/ Elizabeth A. Nickels Elizabeth A. Nickels Its: Chief Financial Officer

EXHIBIT INDEX

99.1 Form of Restricted Stock Unit Award